EXHIBIT 99.1

PRESS RELEASE

www.inhibitex.com

CONTACTS: Inhibitex, Inc.
Russell H. Plumb	Lilian Stern (Investors)	Kathryn Morris (Media)
Chief Financial Officer	Stern Investor Relations, Inc.	KMorrisPR
(678) 746-1136	(212) 362-1200	(845) 635-9828
rplumb@inhibitex.com	lilian@sternir.com	kathryn@kmorrispr.com

FOR IMMEDIATE RELEASE

INHIBITEX, INC. REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

DSMB Unanimously Recommends Continuation of
Phase III Veronate Clinical Trial as Designed

ATLANTA, GA — May 10, 2005 — Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the first quarter ended March 31, 2005 and also reported that the independent Data Safety Monitoring Board (DSMB) responsible for reviewing certain data from its Phase III Veronate clinical trial had met, as scheduled, after the Company had enrolled 1,000 patients in that trial and unanimously recommended that the trial proceed as designed without modification.

The Company reported that its net loss attributable to common stockholders for the first quarter of 2005 was $9.9 million, as compared to $6.4 million for the first quarter of last year. The $3.5 million increase in 2005 was principally due to a $5.1 million increase in research and development expenditures and to a lesser extent, a $0.6 million increase in general and administrative expenses, offset in part by an increase in interest income of $0.4 million and the elimination of $1.6 million in non-cash charges associated with dividends and accretion to redemption value of redeemable preferred stock that was converted into common stock upon completion of the Company’s initial public offering in June 2004. At March 31, 2005, the Company held cash, cash equivalents and short-term investments of $78.4 million.

Basic and diluted net loss per share attributable to common stockholders was $0.40 for the first quarter of 2005, as compared to $10.74 for the first quarter of 2004. The significant reduction in net loss per share attributable to common stockholders was due solely to an increase of 24.6 million weighted-average shares of common stock outstanding, which was a result of shares issued in connection with the Company’s initial public offering in June 2004, including the conversion of all its preferred stock, and accrued dividends thereon, into common stock upon the closing of that offering, and shares issued in connection with a $50 million private placement (PIPE) financing that the Company completed in November 2004.

Revenue in the first quarter of 2005 was $277,000 as compared to $163,000 in the first quarter of 2004. The increase in revenue in 2005 was the result of proceeds received from activities associated with a materials transfer agreement that did not exist in 2004. The Company currently does not anticipate additional revenue from this agreement in the future.

Research and development expenses for the first quarter of 2005 were $9.1 million, as compared to $4.0 million during the first quarter of 2004. The increase of $5.1 million in 2005 is largely the result of a $2.9

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million increase in clinical trial costs, the vast majority of which was associated with the Company’s ongoing Phase III Veronate clinical trial, and a $2.0 million increase in expenditures related to manufacturing clinical trial material for both the Aurexis and Veronate programs.

General and administrative expenses increased to $1.4 million in the first quarter of 2005 as compared to $0.8 million for the first quarter of 2004. This increase of $0.6 million in 2005 was due to additional expenses incurred, primarily as a result of the Company becoming publicly-traded in June 2004, including consulting and professional fees, fees associated with recruiting and compensating members of the Company’s board of directors, insurance premiums and increased salaries and benefits.

“Our first quarter results and the status of our clinical trials indicate that we are on track relative to our development programs and operational objectives,” stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex. “As we disclosed yesterday, based on the top-line data from our 60-patient Phase II trial of Aurexis for the treatment of documented Staphylococcus aureus (S. aureus) bloodstream infections in hospitalized patients, we intend to advance this program to an appropriately-powered Phase II trial.”

Dr. Johnston added, “In addition to the encouraging news on Aurexis, we are also pleased with the recommendation from the DSMB that we proceed with the Veronate Phase III trial without modification, as designed. This recommendation suggests that, at this point in time, there continue to be no safety signals drawing the concern of the DSMB and provides encouragement as to the overall statistical design of the trial. Enrollment in the trial is progressing well and we continue to believe that we will complete full enrollment in the fourth quarter of 2005.”

First Quarter Highlights and Recent Developments

♦ Veronate
Inhibitex continues to qualify and initiate clinical sites for its 2,000-patient Phase III trial of Veronate for the prevention of hospital-associated infections in very low birth weight infants. The Company has qualified and initiated 90 sites, 79 of which have enrolled at least one patient. The Company indicated that it has enrolled over 1,100 patients in this trial.

♦ Aurexis
The Company recently reported results from its 60-patient Phase II trial of Aurexis, in combination with antibiotics, for the treatment of documented S. aureus bloodstream infections in hospitalized patients. Favorable results were observed in the composite primary endpoint of mortality, relapse rate and infection-related complications, and a number of secondary endpoints, including the progression in the severity of sepsis and days in the intensive care unit. Based on the results of this trial, the Company has announced its intention to advance Aurexis into an appropriately powered, follow-on Phase II trial in this indication in the future.

In December 2004, the Company commenced an eight-patient Phase I clinical trial of Aurexis in end-stage renal disease patients on hemodialysis. The enrollment in this trial has been completed and the data are currently being reviewed.

In March 2005, the Company indicated its intention to initiate a 30-patient, Phase II clinical trial of Aurexis in patients with cystic fibrosis who are chronically colonized with S. aureus. The Company intends to enroll 30 patients from ages seven years and up, at a single center. Two doses of Aurexis are being tested for safety, pharmacokinetics, and the potential impact of Aurexis on S. aureus bacterial load and pulmonary inflammation. The Company expects to initiate enrollment in this trial in the near future.

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2005 Financial Guidance

Financial guidance involves a high level of uncertainty and is subject to numerous assumptions and factors. These factors include, but are not limited to, the variability, timing and costs associated with conducting clinical trials, the enrollment rates in such trials, the results of these clinical trials, the manufacturing of the related clinical trial materials, the funding requirements of preclinical research programs, the cost of filing, prosecuting and enforcing patents or other intellectual property rights, the level of general and administrative expenses needed to support the Company’s business strategy and the potential that the Company may enter into new licensing agreements or strategic collaborations in the future. The Company currently believes that its financial results for the fiscal year ending December 31, 2005 should reflect the following:

♦ Total revenue from existing agreements of approximately $700,000 to $800,000;
♦ total operating expenses of approximately $47 to $49 million; and
♦ cash, cash equivalents and short-term investments in the amount of approximately $35 to $37 million at December 31, 2005.

Conference Call and Webcast Information

William D. Johnston, Ph.D., president and chief executive officer, and other members of Inhibitex’s senior management team will review first quarter results and provide an update on the Company’s clinical development programs via a webcast and conference call today at 8:30 a.m., EDT. To access the call, please dial 800-946-0742 (domestic) or 719-457-2650 (international) five minutes prior to the start time, and provide the passcode 8102407. A replay of the call will be available from 11:30 am EDT on May 10, 2005 until 11:59 pm EDT on May 17, 2005. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international), and provide the passcode 8102407.

A live audio webcast of the call will also be available on the “Investors” section of the Company’s website, www.inhibitex.com. An archived webcast will be available on the Inhibitex website approximately two hours after the event for a period of thirty (30) days.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. The Company currently has five drug development programs, all of which are based on its proprietary MSCRAMM protein platform technology. The Company’s most advanced product candidates are Veronate and Aurexis, both of which the Company has retained worldwide rights to. The Company’s three preclinical programs include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines. For additional information about the Company, please visit www.inhibitex.com.

Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including statements regarding: the length of time expected to complete enrollment in its ongoing Phase III clinical trial of Veronate, to initiate

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enrollment in its Phase II clinical trial of Aurexis in cystic fibrosis patients and to obtain data from its Phase I Aurexis clinical trial; the Company’s intention to proceed to an appropriately-powered Phase II Aurexis clinical trial in patients with documented S. aureus bloodstream infections; and guidance regarding estimated revenues, costs, expenses and cash balances for the fiscal year ending December 31, 2005 are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to: the cost and time to qualify and initiate clinical trial sites and for investigators at such sites to enroll patients in the Company’s ongoing and planned clinical trials; the length of time it takes the Company to perform a final evaluation of the Phase II Aurexis data; unknown findings that may arise in the Company’s final analysis of such data; the use of third-party contract clinical research organizations, raw material suppliers and manufacturers, who may not fulfill their contractual obligations or otherwise perform satisfactorily in the future; maintaining sufficient quantities of clinical trial materials on hand to complete its clinical trials; the ability to obtain regulatory approval to continue its clinical trials on a timely basis, if ever, or market its product candidates; obtaining, maintaining and protecting the intellectual property incorporated into its product candidates; maintaining expenses, revenues and other cash expenditures substantially in line with planned or anticipated amounts; the ability to obtain additional funding to support its business activities and other cautionary statements contained elsewhere herein, in its Annual Report on Form 10-K for the year ended December 31, 2004 and in risk factors described in or referred to in greater detail in the “Risk Factors” section of the Company’s prospectus, which forms part of its Registration Statement on Form S-1, which, as amended, was declared effective by the Securities and Exchange Commission or SEC on April 11, 2005. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

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INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$38,429,386	$71,580,823
Short-term investments	39,932,666	15,623,887
Prepaid expenses and other current assets	1,012,451	1,082,359
Accounts receivable	541,596	322,019

Total current assets	79,916,099	88,609,088
Property and equipment, net	4,929,448	2,629,987

Total assets	$84,845,547	$91,239,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,349,833	$3,077,636
Accrued expenses	4,504,906	3,587,093
Current portion of notes payable	1,458,333	877,239
Current portion of capital lease obligations	376,836	315,043
Current portion of deferred revenue	191,667	191,667
Other current liabilities	1,125,526	1,000,000

Total current liabilities	11,007,101	9,048,678
Long-term liabilities:
Notes payable, net of current portion	714,259	486,112
Capital lease obligations, net of current portion	509,625	321,190
Deferred revenue, net of current portion	799,998	837,498
Other liabilities, net of current portion	949,111	—

Total long-term liabilities	2,972,993	1,644,800
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2005 and December 31, 2004, respectively; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at March 31, 2005 and December 31, 2004, respectively; 25,191,192 and 25,133,327 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	25,191	25,133
Common stock warrants	11,555,968	11,555,968
Additional paid-in capital	173,327,043	173,188,745
Deferred stock compensation	(1,144,911)	(1,269,099)
Deficit accumulated during the development stage.	(112,897,838)	(102,955,150)

Total stockholders’ equity	70,865,453	80,545,597

Total liabilities and stockholders’ equity	$84,845,547	$91,239,075

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INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

			Period from
	Three Months Ended		Inception
	March 31,		(May 13, 1994)
			Through
	2005	2004	March 31, 2005
Revenue:
License fees and milestones	$37,500	$37,500	$1,050,000
Collaborative research and development	125,000	125,000	2,624,455
Material transfer revenue	114,631	—	114,631
Grant revenue	—	—	300,000

Total revenue	277,131	162,500	4,089,086
Operating expense:
Research and development	9,129,613	4,037,984	84,168,777
General and administrative.	1,408,415	842,511	17,710,993
Amortization of deferred stock compensation	124,188	106,721	773,712

Total operating expense	10,662,216	4,987,216	102,653,482

Loss from operations	(10,385,085)	(4,824,716)	(98,564,396)
Other income, net	—	—	703,042
Interest income, net	442,397	3,148	1,345,579

Net loss	(9,942,688)	(4,821,568)	(96,515,775)
Dividends and accretion to redemption value of redeemable preferred stock	—	(1,601,338)	(16,382,063)

Net loss attributable to common stockholders	$(9,942,688)	$(6,422,906)	$(112,897,838)

Basic and diluted net loss attributable to common stockholders per share	$(0.40)	$(10.74)

Weighted average shares used to compute basic and diluted net loss attributable to common stockholders per share	25,147,579	597,949

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